EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-01879) pertaining to the Equitable Resources, Inc. Employee Stock Purchase Plan of our report dated March 20, 2006, with respect to the financial statements of the Equitable Resources, Inc. Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP
Ernst & Young LLP

Pittsburgh, Pennsylvania

March 29, 2006